SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  October 26, 2004
                                                   (October 20, 2004)

                              Market Central, Inc.

           Delaware                    0-22969                  59-3562953
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(State or other jurisdiction   (Commission File ID No.)    (IRS Employer No.)
      of incorporation)

                              1650A Gum Branch Road
                             Jacksonville, NC 28540
                    (Address of principal executive offices)

                                 (910) 478-0097
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

Since October 15, 2004, the Company has issued 119,323 shares of its Series A Preferred Stock at a price of $1.3325 per share. The Company's principal broker for such sales is paid a 10% commission on such shares, plus the receipt of one warrant to purchase one share of the Company's Common Stock per 3.3712 shares of Series A Preferred Stock sold. Each share of such Preferred Stock is convertible on a one-for-one basis into the Company's Common Stock.

The shares of Preferred Stock are being issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

As described in the Company's Quarterly Report on Form 10-QSB for the quarter ended May 31, 2004, Tweddle Litho Company ("Tweddle") in October 2003 filed a complaint against the Company and Gibralter Publishing, Inc. in the United States District Court, Eastern District of North Carolina. As a result of issues discussed below with respect to the mishandling by the Company's counsel of such litigation, the Company settled the litigation by agreeing to pay the sum of $400,000to Tweddle in six installments with a final installment due on January 3, 2005. The Company is performing under the terms of this settlement. The Company had fully accrued for such liability in the quarter ended May 31, 2004.

Notwithstanding the settlement of the litigation, the matter was referred to the U.S. Attorney's office for the Eastern District of North Carolina to investigate whether the Company had engaged in conduct that constituted criminal contempt of court. After a thorough investigation in which the Company cooperated fully, on October 20, 2004, the Company entered into a plea agreement pursuant to which it agreed to plead guilty to criminal contempt and pay a $50,000 fine. The plea agreement is under advisement and will be considered again by the Court on December 13, 2004, at which time the Company expects it to be finalized and resolved.

The Company believes that both the civil and criminal liability issues arose as a result of the Company's former counsel failing to properly defend the Company and failing to properly notify management of the Company of either the hearing or the summary judgment order described in the Company's Quarterly Report referenced above. As a result of such malfeasance and nonfeasance, the Company took actions which violated the summary judgment order, resulting in the settlement of the civil litigation and the subsequent criminal charges. The actions included the sale of a subsidiary and the sale of preferred stock of the Company.

The Company intends to vigorously pursue legal action against the Company's former counsel and his law firm for damages resulting from his and its alleged malfeasance and nonfeasance .

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

    N/A

(b) Pro Forma Financial Information

    N/A

(c) Exhibits


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                  Market Central, Inc.
                                  (Registrant)


Dated:  October 26, 2004          By: /s/ Clifford Clark
                                      ---------------------------------------
                                      Clifford Clark, Chief Financial Officer




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